UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2017 (March 21, 2017)

CHAPARRAL ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-134748	73-1590941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cedar Lake Boulevard Oklahoma City, OK	73114
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 478-8770

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously disclosed, on May 9, 2016 (the “Petition Date”), Chaparral Energy, Inc. (the “Company”) and certain of its subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The cases were jointly administered under the caption “In re Chaparral Energy, Inc., et al.”, Case No. 16-11144 (LSS) (together, the “Chapter 11 Cases”). During the Chapter 11 Cases, the Debtors continued to operate their businesses and manage their properties as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

On March 7, 2017, the Debtors filed with the Bankruptcy Court the proposed First Amended Joint Plan of Reorganization for Chaparral Energy, Inc. and its Affiliate Debtors under Chapter 11 of the Bankruptcy Code, dated March 7, 2017, as described below (as amended, modified or supplemented from time to time, the “Plan”).

On March 10, 2017, the Bankruptcy Court entered an order, Docket No. 783 (the “Confirmation Order”), confirming the Plan, as modified by the Confirmation Order.

On March 21, 2017 (the “Effective Date”), the Plan became effective in accordance with its terms, and the Company and its subsidiaries emerged from the Chapter 11 Cases.

The descriptions of the Plan and the Confirmation Order in this Current Report on Form 8-K (the “Report”) are qualified in their entirety by reference to the full text of the Plan and the Confirmation Order, which are included herein as Exhibit 2.1 and Exhibit 99.1, respectively.

All capitalized terms used herein but not otherwise defined in this Report have the meanings set forth in the Plan.

Item 1.01	Entry Into a Material Definitive Agreement.

Credit Agreement

On March 21, 2017, pursuant to the terms of the Plan, the Company entered into a Ninth Restated Credit Agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, the lenders party thereto (the “Lenders”) and the Prepetition Borrowers party thereto, which amended and replaced Chaparral’s existing Eighth Restated Credit Agreement. The Credit Agreement has a scheduled maturity date of March 21, 2021.

Pursuant to the Credit Agreement, the Lenders have provided term loan financing in an aggregate principal amount of $150,000,000 (the “Term Loans”). Interest on the Term Loans is calculated using the London Interbank Offering Rate (“LIBOR”) or the base rate, at the election of Chaparral, plus, an applicable margin of 7.750% per annum in the case of LIBOR loans and 6.750% per annum in the case of base rate loans. Chaparral is required to repay the Term Loans in specified amounts on the last day of each March, June, September and December, commencing March 31, 2017. Under certain circumstances, Chaparral is required to prepay the Term Loans in connection with dispositions of its oil and gas properties, casualty events, the termination or other liquidation of any commodity swap agreements and the incurrence of permitted senior unsecured debt.

The Credit Agreement also provides for a $400,000,000 reserve-based revolving credit facility. Chaparral’s initial borrowing base under the Credit Agreement has been set at $225,000,000 with available borrowings thereunder of up to $225,000,000 until the first borrowing base redetermination in May 2018. Interest on the revolving loans under the Credit Agreement (the “Revolving Loans” and together with the Term Loans, the “Loans”) is calculated using LIBOR or the base rate, at the election of Chaparral, plus, in each case, an applicable margin. The applicable margin for the Revolving Loans is determined based on borrowing base utilization and ranges from 3.00% to 4.00% per annum for LIBOR loans and 2.00% to 3.00% per annum for base rate loans. The borrowing base under the Credit Agreement is redetermined semi-annually, in May and November, by the lenders, in accordance with the lenders’ customary practices for oil and gas loans, with the first borrowing base redetermination to occur in May 2018.

The Credit Agreement is secured by a lien on substantially all of Chaparral’s and its subsidiaries’ tangible and intangible assets, including its oil and gas properties. The Loans are guaranteed by Chaparral’s direct and indirect subsidiaries.

The Credit Agreement contains customary representations, warranties, covenants and events of default, including a change of control event of default and limitations on incurrence of liens, new lines of business, mergers, transactions with affiliates and restrictive agreements. The Credit Agreement also requires maintenance of certain financial covenants, including (a) a ratio of Total Debt to EBITDA (each as defined in the Credit Agreement) of not more than 3.50 to 1.00, (b) a ratio of consolidated current assets to consolidated current liabilities of not less than 1.00 to 1.00, (c) an Asset Coverage Ratio (as defined in the Credit Agreement) of not less than 1.35 to 1.00 and (d) a requirement to maintain minimum Liquidity (as defined in the Credit Agreement) of at least $25,000,000. During the continuance of an event of default, the Lenders may take a number of actions, including declaring the entire amount then outstanding under the Credit Agreement due and payable.

This description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Registration Rights Agreement

On the Effective Date, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with certain holders of shares of the Company’s Class A common stock, par value $0.01 per share (the “Class A common stock”) and certain holders of shares of the Company’s Class B common stock, par value $0.01 per share (the “Class B common stock” and, together with the Class A common stock, the “Common Stock”) named therein (the “Holders”). The Registration Rights Agreement provides resale registration rights for the Holders’ Registrable Securities (as defined in the Registration Rights Agreement).

Pursuant to the Registration Rights Agreement, the Holders have customary underwritten offering and piggyback registration rights, subject to the limitations set forth therein. Under their underwritten offering registration rights, one or more Holders holding, collectively, at least 20% of the aggregate number of Registrable Securities have the right to demand that the Company file a registration statement with the SEC, and further have the right to demand that the Company effectuate the distribution of any or all of such Holders’ Registrable Securities by means of an underwritten offering pursuant to an effective registration statement, subject to certain limitations described in the Registration Rights Agreement. The Holders’ piggyback registration rights provide that, if at any time the Company proposes to undertake a registered offering of Common Stock, whether or not for its own account, the Company must give at least 20 business days’ notice to all Holders of Registrable Securities to allow them to include a specified number of their shares in the offering.

These registration rights are subject to certain conditions and limitations, including the Company’s right to delay or withdraw a registration statement under certain circumstances. The Company will generally pay all registration expenses in connection with its obligations under the Registration Rights Agreement, regardless of whether any Registrable Securities are sold pursuant to a registration statement. The registration rights granted in the Registration Rights Agreement are subject to customary indemnification and contribution provisions, as well as customary restrictions such as blackout periods and, if an underwritten offering is contemplated, limitations on the number of shares to be included in the underwritten offering that may be imposed by the managing underwriter.

This description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Warrant Agreement

On the Effective Date, the Company entered into a warrant agreement (the “Warrant Agreement”) with Computershare, Inc., as warrant agent. On the Effective Date, pursuant to the terms of the Plan, the Company issued Warrants (the “Warrants”) to purchase up to 140,203 shares of the Company’s Class A common stock, par value $0.01 per share (the “Class A common stock”) to Mark A. Fischer (the “Warrant Holder”).

The Warrants are exercisable from the date of the Warrant Agreement until 5:00 p.m., New York City time, on June 30, 2018 (the “Expiration Date”). The Warrants are initially exercisable for one share of Class A common stock per Warrant at an initial exercise price of $36.78 per share (the “Exercise Price”). All unexercised Warrants will expire, and the rights of the Warrant Holder to purchase shares of Common Stock will terminate at 5:00 p.m., New York City time on the Expiration Date.

Pursuant to the Warrant Agreement, the Warrant Holder will not, by virtue of holding or having a beneficial interest in a Warrant, have the right to vote, to receive dividends, to consent, to receive notice as a stockholder of the Company in respect of any meeting of stockholders of the Company, or to exercise any rights whatsoever as a stockholder of the Company unless, until and only to the extent the Warrant Holder becomes a holder of record of shares of Common Stock issued upon exercise of the Warrants.

The number of shares of Common Stock for which a Warrant is exercisable and the exercise price per share of such Warrant are subject to adjustment from time to time upon the occurrence of certain events, including: (i) the increase or decrease by combination (by reverse stock split or reclassification) or subdivision (by any stock split or reclassification) of Class A Common Stock or any distribution by the Company with respect to the Class A Common Stock in the form of additional Class A Common Stock; and (ii) the issuance as a dividend or distribution to all holders of shares of Common Stock of securities, evidences of indebtedness, assets, cash, rights or warrants.

Upon the occurrence of certain events constituting a recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s equity securities or assets or other transaction, in each case that is effected in such a way that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) cash, stock, securities or other assets or property with respect to or in exchange for Common Stock, other than a transaction which triggers an adjustment (as described above), the Warrant Holder will have the right to receive, upon exercise of a Warrant, the kind and amount of consideration that a holder of one share of Common Stock would have owned or been entitled to receive in connection with such event.

The Warrant Holder may elect to exercise the Warrant on a cashless basis, such that no payment of cash will be required in connection with such exercise. If cashless exercise is elected, the Company shall deliver, without any cash payment therefor, the number of shares of Common Stock equal to the number of Warrant Exercise Shares (as defined in the Warrant Agreement) multiplied by the exercise price and divided by the Current Sale Price (as defined in the Warrant Agreement) of shares of Common Stock on the date of such cashless exercise.

The foregoing summary of the Warrant Agreement is qualified in its entirety by reference to the full text of the Warrant Agreement, which is attached hereto as Exhibit 10.3 and incorporated by reference herein.

Stockholders Agreement

On the Effective Date, the Company entered into a Stockholders Agreement (the “Stockholders Agreement”) with the holders of its Common Stock named therein to provide for certain general rights and restrictions for holders of common stock. These include:

•	restrictions on the authority of the board to take certain actions, including but not limited to entering into (i) a merger, consolidation, or sale of all or substantially all of the Company’s assets; (ii) an acquisition outside the ordinary course of business or exceeding $125,000,000; (iii) an amendment, waiver or modification of the charter documents of the Company; (iv) an incurrence of new indebtedness that would result in the aggregate indebtedness of the Company exceeding $650,000,000; and (v) with certain exceptions, an initial public offering on or prior to December 15, 2018, in each case without the approval of holders of at least two-thirds of the Company’s outstanding common stock;

•	restrictions on the authority of the board to enter into or terminate affiliate transactions without the approval of a majority of disinterested members of the board;

•	pre-emptive rights granted to holders of at least 0.5% of the Company’s outstanding common stock, allowing those holders to purchase their pro rata share of any issuances or distributions of new securities by the Company;

•	informational rights;

•	registration rights as described in the Registration Rights Agreement; and

•	drag along and tag along rights.

The rights and preferences of each stockholder under the Stockholders Agreement will generally terminate on the earliest of (i) the termination of the agreement by the unanimous written consent of all stockholder of the Company; (ii) the dissolution, liquidation or winding up of the Company; or (iii) the listing of the Company’s common stock on a U.S. national securities exchange registered with the Securities and Exchange Commission.

This description of the Stockholders Agreement is qualified in its entirety by reference to the full text of the Stockholders Agreement, which is attached hereto as Exhibit 10.4 and incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

Cancellation of Old Common Stock

On the Effective Date, by operation of the Plan, all agreements, instruments, and other documents evidencing, relating to or connected with any equity interests of the Company, including the outstanding shares of the Company’s common stock, par value $0.01 per share (“Old Common Stock”), issued and outstanding immediately prior to the Effective Date, and any rights of any holder in respect thereof, were deemed cancelled, discharged, and of no force or effect.

Cancellation of Indebtedness

On the Effective Date, by operation of the Plan, all outstanding obligations under the following notes issued by the Company (collectively, the “Unsecured Notes”) were cancelled and the indentures governing such obligations were cancelled:

•	9.875% Senior Notes due 2020, issued by the Company pursuant to that certain Indenture, dated as of September 16, 2010, in an original aggregate principal amount of $300,000,000;

•	8.250% Senior Notes due 2021, issued by the Company pursuant to that certain Indenture, dated as of February 22, 2011, in an original aggregate principal amount of $400,000,000; and

•	7.625% Senior Notes due 2022, issued by the Company pursuant to that certain Indenture, dated as of May 2, 2012, in an original aggregate principal amount of $550,000,000.

On the Effective Date, as provided by the Plan, the following credit agreement (the “Prepetition Credit Agreement”) was amended and restated as the Credit Agreement (as described in Item 1.01 and incorporated by reference herein), and the obligations owing to the lenders under the Prepetition Credit Agreement were converted to obligations under the Credit Agreement:

•	Eighth Restated Credit Agreement, dated as of April 12, 2010, by and among the Company, its subsidiaries party thereto, the Prepetition Credit Agreement Agent (as defined in the Plan), and the lenders party thereto, as amended, supplemented, or modified from time to time prior to the Petition Date.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information regarding the Prepetition Credit Agreement set forth in Item 1.01 of this Report is incorporated by reference herein.

Item 3.02	Unregistered Sale of Equity Securities.

On the Effective Date, all existing shares of common stock of the Company were cancelled pursuant to the Plan, and the Company issued (i) 37,125,000 shares of Class A common stock, (ii) 7,875,000 shares Class B common stock, and (iii) 140,023 warrants to purchase Class A common stock. The Plan provides for the following distributions of Common Stock on the Effective Date:

•	the issuance of 100% of the Class A common stock and Class B common stock, subject to dilution as set forth in the Plan Term Sheet (including the Noteholders Rights Offering) attached as Exhibit G to the Plan, to the holders of Unsecured Notes claims and allowed general unsecured claims (including allowed royalty payment litigation claims); including;

•	the issuance of approximately 4,200,000 shares of Class A common stock to Rights Offering Purchasers (as defined below); and

•	the issuance of approximately 367,000 shares of Class A common stock to Backstop Parties (as defined below).

On the Effective Date, the Company completed a rights offering (the “Rights Offering”) backstopped by certain holders of the Company’s noteholders (the “Backstop Parties”) which generated approximately $50,000,000 of gross proceeds and resulted in the issuance of shares of Common Stock representing approximately nine percent of outstanding shares of Common Stock to holders of claims arising under certain of the Company’s notes, certain general unsecured claims and to the Backstop Parties (collectively, the “Rights Offering Purchasers”). The Confirmation Order and Plan provide for the exemption of the offer and sale of the shares of Common Stock of the Company issued pursuant to the bullet points above, except for 154,620 shares issued to the Backstop Parties, and the Warrants (including shares of Common Stock issuable upon the exercise thereof) from the registration requirements of the Securities Act of 1933 (the “Securities Act”) pursuant to Section 1145(a)(1) of the Bankruptcy Code. Section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities under the Plan from registration under Section 5 of the Securities Act and state laws if certain requirements are satisfied. The resale of the shares of Common Stock issued pursuant to the bullet points above, except for 154,620 shares issued to the Backstop Parties, is also exempt from registration under Section 5 of the Securities Act pursuant to Section 1145(a)(1) of the Bankruptcy Code.

The 154,620 shares of Common Stock issued to the Backstop Parties were issued and sold pursuant to an exemption from the registration requirements of the Securities Act under Section 4(a)(2) thereunder. These shares of Common Stock issued to the Backstop Parties have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 1.02 above and 5.03 below is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

On the Effective Date, all previously issued and outstanding shares of the Company’s common stock were cancelled and the Company issued shares of Common Stock to certain of its creditors pursuant to the Plan. For further information, see Items 1.01, 1.02, 3.02 and 3.03 of this Report, which are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Plan, the new board of directors of the Company as of the Effective Date consists of: K. Earl Reynolds, Douglas Brooks, Matt Cabell, Robert Heinemann, Sam Langford, Ken Moore and Gysle Shellum. On the Effective Date, the following members of the Company’s existing board of directors were deemed to have resigned as directors of the Company: Charles A. Fischer, Jr., Christopher Behrens and Will Jaudes. None of the resignations resulted from any disagreement with the Company regarding any matter related to the Company’s operations, policies, or practices.

K. Earl Reynolds

Mr. Reynolds joined the Company in February 2011 as an Executive Vice President and the Chief Operating Officer before being named President in 2014 and Chief Executive Officer in 2017. From 2000 to 2010, Mr. Reynolds led the international business unit and was actively involved in strategic planning for Devon Energy, most recently serving as Senior Vice President of Strategic Development, where he was responsible for strategic planning, budgeting, coordination of acquisitions and divestitures, and oversight of the company’s assessment of oil and gas reserves. Prior to Devon Energy, Mr. Reynolds’ career included several key leadership roles in domestic and international operations with companies such as Burlington Resources and Mobil Oil. Mr. Reynolds has served on the board of directors for several non-profit organizations in Houston and Oklahoma City. He currently sits on the Board of Directors for the Oklahoma Independent Petroleum Association and serves as the Chairman of its Regulatory Committee. He also sits on the Board of Directors for the Oklahoma City YMCA. Mr. Reynolds holds a Master of Science degree in Petroleum Engineering from the University of Houston and a Bachelor of Science degree in Petroleum Engineering from Mississippi State University. In 2013, he was named as a Distinguished Fellow of the Mississippi State University Bagley College of Engineering. Mr. Reynolds is the second board designee of the holders of our class B common stock.

Douglas Brooks

Prior to joining the board, Mr. Brooks served as the President and Chief Executive Officer for Yates Petroleum, a privately owned exploration and production company focused on the Delaware and Powder River basins. Before that time, he served as Chief Executive Officer of Aurora Oil & Gas Limited and a Senior Vice President at Forest Oil Corporation. In addition, he spent 24 years with Marathon Oil Company in roles of increasing responsibility, lastly as the Director of Upstream Mergers and Acquisitions and Business Development for the Americas. Mr. Brooks has also built two private equity-sponsored firms focused on unconventional resource projects in the western U.S. and served as a board member for Aurora Oil & Gas Limited, Magdalena Energy Company, Yates Petroleum and the Houston Producers’ Forum. He is currently an advisor for Hart Energy’s

A&D Watch, a global energy research publication. Mr. Brooks holds a Bachelor of Science degree in Business Management from the University of Wyoming – Casper and a Masters of Business Administration, Finance from Our Lady of the Lake University in Texas.

Matt Cabell

Mr. Cabell retired from Seneca Resources in 2016, where he had served as its President since 2006. Prior to that time, he was as an Executive Vice President and General Manager at Marubeni Oil & Gas, USA, and held various roles in the exploration and production segments of Texaco and Amerada Hess Corporation. Mr. Cabell currently serves as an advisor to KKR. He has also previously served as a member of the board for the American Exploration and Production Council and America’s Natural Gas Alliance. Mr. Cabell earned a Bachelor of Science degree in Geology from the University of Michigan and his Masters of Business Administrations from Cornell University’s Johnson Graduate School of Management.

Robert Heinemann

From 2002 to 2013, Mr. Heinemann worked for Berry Petroleum Company, serving as a director and then as the President and Chief Executive Officer for the last nine years of his tenure. Prior to that time, he was employed at Halliburton Company and Mobil Exploration and Producing, as well as various other Mobil entities, in positions of increasing responsibility. Mr. Heinemann currently serves on the board for several other energy companies, including Crescent Point Energy Corporation, Crestone Peak Resources, L.L.C. and Great Western Oil and Gas Company, L.L.C., where he was the chairman from 2014 to 2016. He has also previously served on the board for Yates Petroleum Corporation until its merger in late 2016 and as chairman of the board for C12 Energy, L.L.C. Mr. Heinemann holds Bachelor of Engineering and PhD degrees in Chemical Engineering from Vanderbilt University.

Sam Langford

Mr. Langford continues to serve as the principal for Langford Upstream Advisory, L.L.C., a position he has held since 2013. Prior to Langford, he spent eight years working in positions of growing responsibility at Newfield Exploration, including roles as the company’s Vice President of Corporate Development, General Manager for its Mid-Continent Business Unit and Senior Corporate Advisor. Before joining Newfield, Mr. Langford spent time at Cockrell Oil Corporation, British Gas E&P, Tenneco Inc., Tenneco Oil Co. and Exxon USA. Mr. Langford is currently also a member of the board of directors for Basic Energy Services. He received his Bachelor of Science degree in Mechanical Engineering from Auburn University.

Ken Moore

From 2004 to 2015, Mr. Moore served as a Managing Director at First Reserve Corporation, a global private equity firm, which invests exclusively in the energy industry. Prior to that time, he served as a Vice President at Morgan Stanley New York and as a director for Enstar Group Limited, Chart Industries, Inc. and Dresser-Rand Group Inc. Mr. Moore is currently a member of the board of directors for Cobalt International. He has also previously served on several other boards, including those for Enstar Group, Dresser Rand and Chart Industries. Mr. Moore graduated from Tufts University with a Bachelor of Arts degree in English and received his Master of Business Administration from Cornell University.

Gysle Shellum

Mr. Shellum previously served as the Chief Financial Officer of PDC Energy, Inc. from 2008 until his retirement in 2016. Prior to that time, he was the Vice President of Finance at Cross Energy, L.P. (now EnLink Midstream, L.L.C.). Mr. Shellum is currently an at-large director for the Independent Petroleum Association of America and serves on the University of Colorado Global Energy Management Graduate Program’s Advisory Council. He received his Bachelor of Arts in Accounting from the University of Texas.

Executive Officers

As of the Effective Date, by operation of the Plan, the executive officers of the Company consisted of the following existing executive officers: K. Earl Reynolds, Chief Executive Officer; Joseph O. Evans, Chief Financial Officer and Executive Vice President; James M. Miller, Senior Vice President – Operations.

Joseph O. Evans

Mr. Evans joined the Company in 2005 as Chief Financial Officer and Executive Vice President. From 1998 to 2005, Mr. Evans was a consultant and practiced public accounting with the firm of Evans Gaither & Assoc. Prior to that time, he served as Senior Vice President and Financial Advisor for First National Bank of Commerce in New Orleans. From 1976 to 1997, Mr. Evans worked in the Oklahoma practice of Deloitte & Touche, where he became an audit partner. While at Deloitte he was a member of the energy industry group and was responsible for services on numerous commission filings for clients. Mr. Evans has instructed numerous continuing professional education courses focused on compliance with the Sarbanes Oxley Act. He is a Certified Public Accountant and an Accredited Petroleum Accountant. Mr. Evans is a graduate of the University of Central Oklahoma with a Bachelor of Science degree in Accounting.

James M. Miller

Mr. Miller joined the Company in 1996 as its Operations Engineer. Since joining the Company, Mr. Miller has been promoted to positions of increasing responsibility and currently oversees the Company’s production and completion operations as Senior Vice President of Operations. During this time, he has gained particular expertise in the area of operating secondary and tertiary recovery units. Prior to joining the Company, Mr. Miller worked for KEPCO Operating Inc. as a Petroleum Engineer. From 1987 to 1995, he was employed by Robert A. Mason Production Co. as a Petroleum Engineer and later as Vice President of Production. He is a member of the Society of Petroleum Engineers and the American Petroleum Institute. Mr. Miller attended the University of Oklahoma and received a Bachelor of Science degree in Petroleum Engineering.

Indemnification of Directors

As of the Effective Date, the Company entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements require the Company to (i) indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Company, and (ii) advance expenses reasonably incurred as a result of any proceeding against them as to which they could be indemnified. The Company may enter into indemnification agreements with any future directors or executive officers.

Each indemnification agreement is in substantially the form included herein as Exhibit 10.5 to this Report. The description of the indemnification agreements is qualified in its entirety by reference to the full text of the form of indemnification agreement, which is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Effective Date, pursuant to the terms of the Plan, the Company filed the Third Amended and Restated Certificate of Incorporation of Chaparral Energy, Inc. (the “Certificate of Incorporation”) with the office of the Secretary of State of Delaware. Also on the Effective Date, and pursuant to the terms of the Plan, the Company adopted the Amended and Restated Bylaws of Chaparral Energy, Inc. (the “Bylaws”).

The descriptions of the Certificate of Incorporation and the Bylaws are qualified in their entirety by reference to the full texts of the Certificate of Incorporation and the Bylaws, which are incorporated herein as Exhibits 3.1 and 3.2, respectively, and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

2.1	First Amended Joint Plan of Reorganization for Chaparral Energy, Inc. and its Affiliate Debtors Under Chapter 11 of the Bankruptcy Code, dated March 7, 2017 (incorporated by reference to Exhibit 1 of the Confirmation Order attached as Exhibit 99.1 hereto).

3.1	Third Amended and Restated Certificate of Incorporation of Chaparral Energy, Inc.

3.2	Amended and Restated Bylaws of Chaparral Energy, Inc.

10.1	Amended and Restated Credit Agreement dated as of March 21, 2017, among Chaparral Energy, Inc., as borrower, the lenders and prepetition borrowers party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

10.2	Registration Rights Agreement, dated as of March 21, 2017, by and among Chaparral Energy, Inc. and the Stockholders named therein.

10.3	Warrant Agreement dated as of March 21, 2017, among Chaparral Energy, Inc. and Computershare Inc. as warrant agent.

10.4	Stockholders Agreement, dated as of March 21, 2017, by and among Chaparral Energy, Inc. and the Stockholders named therein.

10.5	Form of Indemnification Agreement between Chaparral Energy, Inc. and the directors and officers of Chaparral Energy, Inc.

99.1

Findings of Fact, Conclusions of Law and Order Confirming the First Amended Joint Plan of

Reorganization for Chaparral Energy, Inc. and its Affiliate Debtors Under Chapter 11 of the Bankruptcy Code, as entered by the Bankruptcy Court on March 10, 2017 (incorporated by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-K filed on March 14, 2017).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 27, 2017

By:	/s/ JOSEPH O. EVANS
Name:	Joseph O. Evans
Title:	Chief Financial Officer and Executive Vice President

EXHIBIT INDEX

Exhibit Number	Description

2.1	First Amended Joint Plan of Reorganization for Chaparral Energy, Inc. and its Affiliate Debtors Under Chapter 11 of the Bankruptcy Code, dated March 7, 2017 (incorporated by reference to Exhibit 1 of the Confirmation Order attached as Exhibit 99.1 hereto).

3.1	Third Amended and Restated Certificate of Incorporation of Chaparral Energy, Inc.

3.2	Amended and Restated Bylaws of Chaparral Energy, Inc.

10.1	Amended and Restated Credit Agreement dated as of March 21, 2017, among Chaparral Energy, Inc., as borrower, the lenders and prepetition borrowers party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

10.2	Registration Rights Agreement, dated as of March 21, 2017, by and among Chaparral Energy, Inc. and the Stockholders named therein.

10.3	Warrant Agreement dated as of March 21, 2017, among Chaparral Energy, Inc. and Computershare Inc. as warrant agent.

10.4	Stockholders Agreement, dated as of March 21, 2017, by and among Chaparral Energy, Inc. and the Stockholders named therein.

10.5	Form of Indemnification Agreement between Chaparral Energy, Inc. and the directors and officers of Chaparral Energy, Inc.

99.1

Findings of Fact, Conclusions of Law and Order Confirming the First Amended Joint Plan of

Reorganization for Chaparral Energy, Inc. and its Affiliate Debtors Under Chapter 11 of the Bankruptcy Code, as entered by the Bankruptcy Court on March 10, 2017 (incorporated by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-K filed on March 14, 2017).